UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science and Technology Park at Johns Hopkins 855 N. Wolfe Street, Suite 619, Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 369-0365

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2011, Champions Biotechnology, Inc. ( “Champions”) entered into an Agreement (the “Agreement”) with Cephalon, Inc., a Delaware corporation (“Cephalon”), pursuant to which Champions will conduct low passage TumorgraftTM studies on proprietary chemical compounds provided by Cephalon to determine the activity or response of a compound in potential clinical indications.

Cephalon will pay Champions an initiation fee of $1,390,000 by April 15, 2011, and will, under certain conditions, also pay Champions various amounts upon achieving certain milestones. Potential milestone payments under the Agreement total $27 million. In addition, under certain conditions, Cephalon will pay Champions royalties on any commercialized products developed under the Agreement.

The Agreement includes customary representations and warranties of the parties and sets forth the parties’ respective termination rights and indemnification obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: March 22, 2011

By: /s/ Joel Ackerman
Joel Ackerman

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